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                                                                    Exhibit 99.1

                       PUBLIC STORAGE PROPERTIES XX, INC.
                               701 Western Avenue
                        Glendale, California 91201-2397

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby appoints B. Wayne Hughes and Harvey Lenkin, or either of them, with power of substitution, as Proxies, to appear and vote, as designated below, all the shares of Common Stock Series A of Public Storage Properties XX, Inc. ("PSP20") held of record by the undersigned on April 6, 1998, at the Special Meeting of Shareholders to be held on May __, 1998, and any adjournments thereof.

          In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

          THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED. IN THE ABSENCE OF ANY DIRECTION, THE SHARES WILL BE VOTED FOR THE PROPOSED MERGER AND THE PROPOSED AMENDMENT TO BYLAWS.

[X]  Please mark votes as in this example.

1. PROPOSED MERGER. To consider and vote upon the merger of PSP20 with and into Public Storage, Inc. ("PSI") pursuant to an Agreement and Plan of Reorganization between PSP20 and PSI described in the accompanying Proxy Statement and Prospectus.

        [_]      FOR               [_]    AGAINST          [_]     ABSTAIN

2. PROPOSED AMENDMENT TO BYLAWS. To consider and vote upon a related amendment to PSP20's bylaws to authorize the merger in the form of Appendix E to the accompanying Proxy Statement and Prospectus.

        [_]      FOR               [_]    AGAINST          [_]     ABSTAIN

3. Other matters: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and Proxy Statement and Prospectus dated April __, 1998.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE TO AMERICAN STOCK TRANSFER & TRUST COMPANY, 40 WALL STREET, 46TH FLOOR, NEW YORK, NEW YORK 10005.

                                          Dated:  _____________________, 1998


                                          ____________________________________
                                                    Signature


                                          ____________________________________
                                                  Signature if held jointly

                                          Please sign exactly as your name
                                          appears.  Joint owners should each
                                          sign.  Trustees and others acting in a
                                          representative capacity should
                                          indicate the capacity in which they
                                          sign.